UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

DIGITILITI, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-53235	26-1408538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

266 EAST 7TH STREET, 4TH FLOOR SAINT PAUL, MINNESOTA	55101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 925-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation RD

Item 7.01 Regulation FD Disclosure.

On November 12, 2009, the Board of Directors of Digitiliti, Inc. (“the Company”) formed a special ad-hoc committee called the Financing Committee of the Board of Directors. This committee was tasked with reviewing alternatives to improve the Company’s capital and debt structure and consider financing alternatives and methods to improve growth opportunities. The Board of Directors is currently evaluating various alternatives and methods proposed by this committee and has retained the services of Oak Ridge Financial as an investment advisor.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date: April 30, 2010

By: /s/ Roy A. Bauer
Name: Roy A. Bauer
Title: Chief Executive Officer and
President